Exhibit 99.1

News Release
CONTACT:
Michael Perlman
Assistant Treasurer
KLX Inc.
(561) 383-5100

KLX INC. REPORTS STRONG SECOND QUARTER 2017 FINANCIAL RESULTS:
REVENUES UP 13.6%; OPERATING EARNINGS UP 61.4%;

REAFFIRMS 2017 GUIDANCE

WELLINGTON, FL, August 23, 2017 — KLX Inc. (the “Company”) (NASDAQ: KLXI), a leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today reported its second fiscal quarter ended July 31, 2017 financial results.

On a GAAP basis, for the three-month period ended July 31, 2017, operating earnings of $52.3 million increased approximately 61.4 percent and net earnings of $20.7 million and net earnings per diluted share of $0.40 more than doubled, as compared to the three-month period ended July 31, 2016.

SECOND QUARTER HIGHLIGHTS

•                  Consolidated revenues increased 13.6 percent to $430.6 million, driven by 3.1 percent organic revenue growth in the Aerospace Solutions Group segment (“ASG”) and 126.9 percent revenue growth in the Energy Services Group segment (“ESG”)

•                  Consolidated operating earnings of $52.3 million increased 61.4 percent

•                  Adjusted Net Earnings and Adjusted Net Earnings per diluted share (as defined below) were $37.8 million and $0.73 per diluted share, representing increases of 60.9 percent and 62.2 percent, respectively

•                  Repurchased approximately $15 million KLXI common stock during the second quarter

•                  Reaffirmed 2017 guidance

We have presented Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax-deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). This release also includes “ASG Adjusted EBITDA” and “ESG Adjusted EBITDA” in each case excluding non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

Amin J. Khoury, KLX’s Chairman and Chief Executive Officer, stated, “We are pleased to report second quarter financial results for each of our ASG and ESG businesses. Our second quarter performance reflects our continued commitment to delivering high-touch, on-demand, mission critical products and services to our ASG and ESG customers. On a consolidated basis, operating margin increased by approximately 360 basis points, reflecting a 70 basis point expansion in ASG’s operating margin and the continued strong year-over-year improvement at ESG.”

Mr. Khoury continued, “Our second quarter performance was driven by a 3.1 percent organic increase in ASG revenues. Revenue growth in the second quarter was driven by a mid-single digit percentage increase in demand from our commercial aerospace manufacturing customers. ESG revenues increased 126.9 percent, as both activity and pricing continued to improve. We remain optimistic about the outlook for our ASG business as new program awards continue to ramp-up over the balance of this year and into 2018, and we expect to begin to report improvements in ESG operating results on both a sequential and year-over-year basis through the balance of the year.”

SECOND QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings and Adjusted EBITDA, for the three month periods ended July 31, 2017 and July 31, 2016 ($ millions):

	REVENUES THREE MONTHS ENDED
Segment	July 31, 2017	July 31, 2016	% Change
Aerospace Solutions Group	$357.1	$346.5	3.1%
Energy Services Group	73.5	32.4	126.9%
Total	$430.6	$378.9	13.6%

	OPERATING EARNINGS (LOSS) THREE MONTHS ENDED
Segment	July 31, 2017	July 31, 2016	% Change
Aerospace Solutions Group	$60.1	$55.9	7.5%
Energy Services Group	(7.8)	(23.5)	66.8%
Total	$52.3	$32.4	61.4%

	ADJUSTED EBITDA (LOSS) THREE MONTHS ENDED
Segment	July 31, 2017	July 31, 2016	% Change
Aerospace Solutions Group	$72.1	$66.6	8.3%
Energy Services Group	3.8	(12.1)	nm
Total	$75.9	$54.5	39.3%

For the three months ended July 31, 2017, ASG revenues of $357.1 million increased 3.1 percent compared to the same period in the prior year. The increase in revenues was driven by an approximate mid-single digit percentage increase in demand from commercial aerospace manufacturing customers, partially offset by a decrease in business jet and military manufacturing demand. Aftermarket demand was essentially flat as compared to the prior year. ASG operating earnings of $60.1 million were up 7.5 percent as compared to the prior year period on the 3.1 percent increase in revenues, as a result of a 70 basis point expansion in operating margin to 16.8 percent. ASG Adjusted EBITDA of $72.1 million was 20.2 percent of revenues and up 8.3 percent as compared to the prior year period.

For the three months ended July 31, 2017, as compared to the prior year, ESG revenues of $73.5 million increased by 126.9 percent, operating loss decreased $15.7 million, or 66.8 percent, to $(7.8) million, and Adjusted EBITDA of $3.8 million improved by $15.9 million. As compared to the first quarter of 2017, revenues increased by 15.2 percent, operating loss improved 22.8 percent, and Adjusted EBITDA improved by 192.3 percent.

SIX MONTH CONSOLIDATED RESULTS

For the six months ended July 31, 2017, revenues of $841.9 million increased 15.1 percent, as compared to the prior year period. The consolidated results in the current period reflect a 6.4 percent increase in ASG revenues and a 97.8 percent increase in ESG revenues, both as compared to the same period of the prior year.

Operating earnings were $100.9 million, an increase of 81.5 percent. Adjusted EBITDA and Adjusted EBITDA margin of $146.9 million and 17.4 percent, increased 48.2 percent and approximately 400 basis points, respectively.

For the six months ended July 31, 2017, GAAP net earnings and net earnings per diluted share were $39.1 million and $0.76 per share, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $72.6 million and $1.40 per diluted share and increased 94.6 percent and 97.2 percent, respectively.

SIX MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings and Adjusted EBITDA, for the six month periods ended July 31, 2017 and July 31, 2016 ($ millions):

	REVENUES
	SIX MONTHS ENDED
Segment	July 31, 2017	July 31, 2016	% Change
Aerospace Solutions Group	$704.6	$662.3	6.4%
Energy Services Group	137.3	69.4	97.8%
Total	$841.9	$731.7	15.1%

	OPERATING EARNINGS (LOSS)
	SIX MONTHS ENDED
Segment	July 31, 2017	July 31, 2016	% Change
Aerospace Solutions Group	$118.8	$110.0	8.0%
Energy Services Group	(17.9)	(54.4)	67.1%
Total	$100.9	$55.6	81.5%

	ADJUSTED EBITDA (LOSS)
	SIX MONTHS ENDED
Segment	July 31, 2017	July 31, 2016	% Change
Aerospace Solutions Group	$141.8	$130.4	8.7%
Energy Services Group	5.1	(31.3)	nm
Total	$146.9	$99.1	48.2%

For the six months ended July 31, 2017, ASG revenues of $704.6 million increased 6.4 percent compared to the same period in the prior year. Revenues from commercial aerospace manufacturing customers and aftermarket customers increased by an approximate mid-single digit percentage. ASG operating earnings of $118.8 million increased 8.0 percent and operating margin was 16.9 percent. ASG Adjusted EBITDA was $141.8 million, or 20.1 percent of revenues in the current six-month period.

For the six months ended July 31, 2017, ESG revenues of $137.3 million increased by 97.8 percent, as compared to the same period in the prior year, while operating loss and Adjusted EBITDA were $(17.9) million and $5.1 million, respectively.

LIQUIDITY

For the six-month period ended July 31, 2017, cash flow provided by operations was $53.3 million and reflects an increase in accounts receivable related to the 15.1 percent increase in consolidated revenues, as well as an increase in inventories associated with provisioning for new contract awards. Capital expenditures were $32.6 million, reflecting significant investment related to the build-out of the Company’s new ASG global headquarters and discrete investments within the ESG business. As of July 31, 2017, cash on hand was approximately $276 million. Total long-term debt of $1.2 billion less cash, resulted in net debt of $924 million, and the Company’s net debt to net capital ratio was approximately 29 percent. There were no borrowings outstanding under the Company’s $750.0 million credit facility. The Company repurchased approximately $30 million of KLXI common stock during the first six months of 2017 at an average price of $49.05 per share.

OUTLOOK

The Company’s Fiscal 2017 guidance is as follows:

•                        2017 revenues are expected to increase approximately 17 percent to approximately $1.75 billion

•                        Operating earnings are expected to increase approximately 72 percent to approximately $222 million

•                        Adjusted Net Earnings are expected to increase approximately 68 percent to approximately $157 million

•                        Adjusted Net Earnings per diluted share is expected to increase approximately 68 percent to approximately $3.00 per diluted share

•                        ASG revenues are expected to increase by a high-single digit percentage, reflecting an acceleration in growth in the second half of the year, as 2016 new programs and market share gains begin to materially contribute to ASG’s growth rate

•                        ESG revenues are expected to increase by more than 70 percent

•                        ESG operating earnings are expected to reach breakeven on a quarterly basis in the third or fourth quarter of 2017

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is a leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to the oil and gas industry on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016

Revenues	$430.6	$378.9	$841.9	$731.7
Cost of sales	312.0	286.4	610.4	555.7
Selling, general and administrative	66.3	60.1	130.6	120.4

Operating earnings	52.3	32.4	100.9	55.6

Interest expense	19.0	19.1	38.0	38.0

Earnings before income taxes	33.3	13.3	62.9	17.6

Income tax expense	12.6	5.3	23.8	7.1

Net earnings	$20.7	$8.0	$39.1	$10.5

Net earnings per common share:
Basic	$0.41	$0.15	$0.77	$0.20
Diluted	$0.40	$0.15	$0.76	$0.20

Weighted average common shares:
Basic	50.9	51.9	51.0	51.9
Diluted	51.7	52.2	51.7	52.2

KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	July 31,	January 31,
	2017	2017
ASSETS

Current assets:
Cash and cash equivalents	$275.8	$277.3
Accounts receivable	311.8	261.3
Inventories, net	1,398.1	1,381.4
Other current assets	47.1	39.6
Total current assets	2,032.8	1,959.6
Long-term assets	1,755.9	1,738.7
	$3,788.7	$3,698.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$279.2	$257.1
Total long-term liabilities	1,228.1	1,220.1
Total stockholders’ equity	2,281.4	2,221.1
	$3,788.7	$3,698.3

KLX INC.
   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	SIX MONTHS ENDED
	July 31, 2017	July 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$39.1	$10.5
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	33.0	33.7
Deferred income taxes	21.0	5.3
Non-cash compensation	13.0	9.8
Provision for inventories	9.1	10.5
Provision for doubtful accounts and sales returns	4.8	3.3
Loss on disposal of property, equipment and other	0.5	3.5
Amortization of deferred financing fees	2.2	2.1
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(54.8)	7.6
Inventories	(25.6)	3.3
Other current and non-current assets	(13.7)	8.8
Accounts payable	19.4	8.4
Other current and non-current liabilities	5.3	(29.4)
Net cash flows provided by operating activities	53.3	77.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(32.6)	(25.3)
Acquisitions, net of cash acquired	—	(221.5)
Net cash flows used in investing activities	(32.6)	(246.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(29.6)	(8.8)
Cash proceeds from stock issuance	1.0	0.8
Net cash flows used in financing activities	(28.6)	(8.0)

Effect of foreign exchange rate changes on cash and cash equivalents	6.4	—

Net decrease in cash and cash equivalents	(1.5)	(177.4)
Cash and cash equivalents, beginning of period	277.3	427.8
Cash and cash equivalents, end of period	$275.8	$250.4

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release also includes “Adjusted EBITDA,” which excludes depreciation and amortization and non-cash compensation expense, which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the costs as defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings or net earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016
Net earnings	$20.7	$8.0	$39.1	$10.5
Amortization expense	4.8	5.2	9.6	9.9
Non-cash compensation	7.1	5.0	13.0	9.8
Income taxes	12.6	5.3	23.8	7.1
Adjusted earnings before tax expense	45.2	23.5	85.5	37.3
Income taxes at normalized rate	17.1	9.3	32.3	15.0
Less: impact of goodwill deduction *	9.7	9.3	19.4	15.0
Adjusted income taxes	7.4	—	12.9	—
Adjusted net earnings	$37.8	$23.5	$72.6	$37.3
Adjusted net earnings per diluted share	$0.73	$0.45	$1.40	$0.71

Diluted weighted average shares	51.7	52.2	51.7	52.2

* For purposes of this calculation, tax benefit of goodwill deduction is limited to income taxes at the normalized rate

KLX INC.

RECONCILIATION OF OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016
Operating earnings	$52.3	$32.4	$100.9	$55.6
Depreciation and amortization	16.5	17.1	33.0	33.7
Non-cash compensation	7.1	5.0	13.0	9.8
Adjusted EBITDA	$75.9	$54.5	$146.9	$99.1

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016
ASG operating earnings	$60.1	$55.9	$118.8	$110.0
Depreciation and amortization	7.9	7.9	15.8	14.9
Non-cash compensation	4.1	2.8	7.2	5.5
Adjusted EBITDA	$72.1	$66.6	$141.8	$130.4

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING LOSS

TO ADJUSTED EBITDA (LOSS)

(In Millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2017	July 31, 2016	July 31, 2017	July 31, 2016
ESG operating loss	$(7.8)	$(23.5)	$(17.9)	$(54.4)
Depreciation and amortization	8.6	9.2	17.2	18.8
Non-cash compensation	3.0	2.2	5.8	4.3
Adjusted EBITDA (loss)	$3.8	$(12.1)	$5.1	$(31.3)

KLX INC.

RECONCILIATION OF 2017 OUTLOOK; NET EARNINGS

TO ADJUSTED NET EARNINGS AND ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

2017 Outlook
(Approximate Amounts)
Net earnings	$86.0
Amortization expense	19.0
Non-cash compensation	26.0
Income taxes	59.0
Adjusted earnings before tax expense	190.0
Income taxes at normalized rate	71.8
Less: impact of goodwill deduction *	38.8
Adjusted income taxes	33.0
Adjusted net earnings	$157.0
Adjusted net earnings per diluted share	$3.00

Diluted weighted average shares	52.2

* For purposes of this calculation, tax benefit of goodwill deduction is limited to income taxes at the normalized rate

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